UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): October 20, 2011

HEARTLAND, INC.
(Exact name of registrant as specified in charter)

Maryland	000-27045	36-4286069
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1005 N. 19th Street Middlesboro, KY  40965
 (Address of principal executive offices) (Zip Code)

1005 N. 19th Street Middlesboro, KY  40965
 (Mailing address of principal executive offices) (Zip Code)

(606) 248-7323
(Registrant’s telephone no., including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 3.02	Unregistered Sales of Equity Securities

On October 20, 2011, Heartland, Inc. (the “Company”), entered into and closed a Shares for Debt Agreement (the “Debt Agreement”) with Lee Holding Company and Gary Lee (collectively, the "Creditors).  As of October 19, 2011, the Company was indebted to the Creditors in the aggregate amount of $1,084,259.90 (the “Debt”).  Pursuant to the Debt Agreement, the Company agreed to issue to the Creditors and the Creditors agreed to accept an aggregate of 20,164,774 of the Company’s Common Stock as full settlement of the Debt.  The Company issued 10,082,387 shares of Common Stock to Garry Lee and 10,082,387 shares of Common Stock to Lee Holding Company.  Upon signing the Debt Agreement for full settlement of the Debt, the balance owed from Company to the Creditors is $0.

The shares issued in connection with the Debt Agreement and in connection with Debt Agreement were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act of 1933 and / orRule 506 promulgated thereunder.  Each of the investors are accredited investors as defined in Rule 501 of Regulation D promulgated under the Securities Act of 1933.

Item 9.01	Financial Statements and Exhibits.

10.1	Shares for Debt Agreement by and between Heartland, Inc. and Garry Lee and Lee Holding Company, L.P., dated October 20, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEARTLAND, INC.

Date: October 26, 2011	By:	/s/ Mitchell Cox
Name: Mitchell Cox
Title: Chief Financial Officer

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